Plexus Announces Fiscal Fourth Quarter and Fiscal Year 2023 Financial Results
NEENAH, WI – October 25, 2023 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal fourth quarter and fiscal year ended September 30, 2023, and guidance for our fiscal first quarter 2024 ending December 30, 2023.
•Reports fiscal fourth quarter 2023 revenue of $1.02 billion, GAAP operating margin of 5.2% and GAAP diluted EPS of $1.44, including $0.21 of stock-based compensation expense
•Reports record fiscal 2023 revenue of $4.21 billion, GAAP operating margin of 4.7% and GAAP diluted EPS of $4.95, including $0.75 of restructuring and other charges as well as $0.76 of stock-based compensation expense
•Reports fiscal 2023 non-GAAP operating margin of 5.2% and non-GAAP EPS of $5.70, including $0.76 of stock-based compensation expense
•Initiates fiscal first quarter 2024 revenue guidance of $990 million to $1.03 billion with GAAP diluted EPS of $1.15 to $1.33, including $0.19 of stock-based compensation expense

	Three Months Ended
	Sep 30, 2023	Sep 30, 2023	Dec 30, 2023
	Q4F23 Results	Q4F23 Guidance	Q1F24 Guidance
Summary GAAP Items
Revenue (in billions)	$1.02	$1.00 to $1.04	$0.99 to $1.03
Operating margin	5.2%	4.7% to 5.2%	4.8% to 5.3%
Diluted EPS (1)	$1.44	$1.18 to $1.36	$1.15 to $1.33

Summary Non-GAAP Items (2)
Return on invested capital (ROIC)	13.4%
Economic return	4.4%

(1)	Includes stock-based compensation expense of $0.21 for Q4F23 results, $0.19 for Q4F23 guidance and $0.19 for Q1F24 guidance.
(2)	Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for additional information regarding non-GAAP financial measures.
Fiscal Fourth Quarter 2023 Information
•Won 30 manufacturing programs during the quarter representing $192 million in annualized revenue when fully ramped into production
•Delivered fiscal 2023 manufacturing wins of $946 million in annualized revenue when fully ramped into production
•Purchased $3.4 million of our shares at an average price of $98.91 per share under our current $50.0 million share repurchase authorization, leaving $5.7 million available
Fiscal Year 2023 Information
•Delivered $62 million of free cash flow
•Produced ROIC of 13.4%, representing an economic return of 440 basis points above our weighted average cost of capital of 9.0%
•Purchased $40.9 million of our shares at an average price of $95.96 per share under our share repurchase authorization

Todd Kelsey, Chief Executive Officer, commented, “Fiscal 2023 was an exceptional year for Plexus. Our team’s focus on delivering operational and customer service excellence resulted in outstanding financial performance. For fiscal 2023, we delivered revenue growth in excess of 10%, 5.2% non-GAAP operating margin and free cash flow of $62 million. We also delivered excellent results for our fiscal fourth quarter, with in-line revenue of $1.024 billion, GAAP operating margin of 5.2%, which met the high-end of guidance, and GAAP EPS of $1.44, which exceeded guidance.”

Mr. Kelsey continued, “Our strong fiscal 2023 performance was also demonstrated through the advancement of our sustainable and responsible business practices. I am proud of how our team members supported our vision of helping to build a better world in fiscal 2023, contributing more than 19,000 volunteer hours to our local communities, significantly expanding the reach and impact of our employee resource groups, donating over $1 million through our Plexus charitable foundation and substantially exceeding our 5% energy intensity reduction goal for the year. In addition, the Bevi smart water dispenser that is manufactured in our Appleton, WI facility was recently voted the Coolest Thing Made in Wisconsin for 2023. This product highlights how we partner with our customers to combine innovation and sustainability to build a better world.”

Patrick Jermain, Executive Vice President and Chief Financial Officer, commented, “We generated $66 million in free cash flow for the fiscal fourth quarter, a result well above our projections. Contributing to this strong performance was our fiscal fourth quarter cash cycle of 87 days, which was favorable to our expectations and sequentially lower by 3 days. For fiscal 2023, we delivered return on invested capital of 13.4%, which was 440 basis points above our weighted average cost of capital. We drove this result and created substantial shareholder value through strong operating performance, prudent capital investments and reductions in inventory.”

Mr. Kelsey commented, “We are guiding fiscal first quarter revenue of $990 million to $1.03 billion, GAAP operating margin of 4.8% to 5.3% and GAAP EPS of $1.15 to $1.33. We expect to benefit from sustained, robust commercial aerospace demand, improving semiconductor capital equipment demand and new program ramps, while also facing headwinds as a result of short-term inventory corrections with a small number of Healthcare/Life Sciences customers and ongoing supply chain challenges with certain lagging edge semiconductors.”

Mr. Kelsey concluded, “We continue to forecast accelerating revenue growth as fiscal 2024 progresses, leveraging strong demand in our Aerospace/Defense and Industrial market sectors, increasing new program ramp momentum and lessening supply chain challenges, which creates the opportunity to capture our ongoing unfulfilled backlog of customer demand. As revenue growth accelerates, we also anticipate operating margin expansion. Consequently, we remain confident in achieving our goal of $5 billion in revenue with 5.5% GAAP operating margin by our fiscal 2025.”

Quarterly & Annual Comparison	Three Months Ended			Twelve Months Ended
(in thousands, except EPS)	Sep 30, 2023	Jul 1, 2023	Oct 1, 2022	Sep 30, 2023	Oct 1, 2022
Revenue	$1,023,947	$1,021,610	$1,123,848	$4,210,305	$3,811,368
Gross profit	96,716	93,646	107,105	394,554	347,229
Operating income	53,333	28,204	62,314	195,820	178,185
Net income	40,261	15,799	50,457	139,094	138,243
Diluted EPS	$1.44	$0.56	$1.78	$4.95	$4.86

Gross margin	9.4%	9.2%	9.5%	9.4%	9.1%
Operating margin	5.2%	2.8%	5.5%	4.7%	4.7%

ROIC (1)	13.4%	13.5%	13.0%	13.4%	13.0%
Economic return (1)	4.4%	4.5%	3.7%	4.4%	3.7%

(1) Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return.
Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 48% of revenue during the fourth quarter of fiscal 2023. This is down three percentage points from the third quarter of fiscal 2023 and ten percentage points from the fourth quarter of fiscal 2022. For fiscal 2023, top 10 customers comprised 50% of revenue, down six percentage points from fiscal 2022.

Business Segments ($ in millions)	Three Months Ended			Twelve Months Ended
	Sep 30, 2023	Jul 1, 2023	Oct 1, 2022	Sep 30, 2023	Oct 1, 2022
Americas	$389	$371	$380	$1,558	$1,311
Asia-Pacific	557	572	689	2,358	2,300
Europe, Middle East and Africa	108	105	85	403	316
Elimination of inter-segment sales	(30)	(26)	(30)	(109)	(116)
Total Revenue	$1,024	$1,022	$1,124	$4,210	$3,811

Market Sectors ($ in millions)	Three Months Ended						Twelve Months Ended
	Sep 30, 2023		Jul 1, 2023		Oct 1, 2022		Sep 30, 2023		Oct 1, 2022
Healthcare/Life Sciences	$449	44%	$451	44%	$467	42%	$1,875	44%	$1,565	41%
Industrial	417	41%	428	42%	520	46%	1,756	42%	1,753	46%
Aerospace/Defense	158	15%	143	14%	137	12%	579	14%	493	13%
Total Revenue	$1,024		$1,022		$1,124		$4,210		$3,811

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For additional information on non-GAAP measures, please refer to the attached Non-GAAP Supplemental Information tables.

ROIC and Economic Return
ROIC for fiscal year 2023 was 13.4%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a five-quarter period for the fiscal year. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Plexus' weighted average cost of capital for fiscal 2023 was 9.0%. ROIC for fiscal year 2023 less Plexus’ weighted average cost of capital resulted in an economic return of 4.4%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended September 30, 2023, cash flows provided by operations was $89.8 million, less capital expenditures of $24.2 million, resulting in free cash flow of $65.6 million. For the fiscal year ended September 30, 2023, cash flows provided by operations was $165.8 million, less capital expenditures of $104.0 million, resulting in free cash flow of $61.8 million.

Cash Cycle Days	Three Months Ended
	Sep 30, 2023	Jul 1, 2023	Oct 1, 2022
Days in Accounts Receivable	59	63	60
Days in Contract Assets	13	12	11
Days in Inventory	154	161	144
Days in Accounts Payable	(64)	(68)	(72)
Days in Advanced Payments (1)	(75)	(78)	(70)
Annualized Cash Cycle (2)	87	90	73

(1)	Includes a reclassification in the presentation of advanced payments from customers reflected in prior period amounts. As of September 30, 2023, July 1, 2023 and October 1, 2022, the impact of this reclassification was an increase in the Company's days in advanced payments and a reduction in annualized cash cycle by 16, 21, and 27 days, respectively.
(2)	Plexus calculates cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in advanced payments.

Conference Call and Webcast Information

What:	Plexus Fiscal 2023 Q4 Earnings Conference Call and Webcast
When:	Thursday, October 26, 2023 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, plexus.com. Participants can also join utilizing the links below:

Audio conferencing link:
https://register.vevent.com/register/BI5a69de202ccc46feab44d36aad3c82a2
Webcast link:
https://edge.media-server.com/mmc/p/vynass2n

Replay:	The webcast will be archived on the Plexus website and will be available as on-demand for 12 months
Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of nearly 25,000 individuals who are dedicated to providing Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing and Sustaining Services. Plexus is a global leader that specializes in serving customers in industries with highly complex products and demanding regulatory environments. Plexus delivers customer service excellence to leading companies by providing innovative, comprehensive solutions throughout a product’s lifecycle. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the effect of inflationary pressures on our costs of production, profitability, and on the economic outlook of our markets; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the outcome of litigation and regulatory investigations and proceedings, including the results of any challenges with regard to such outcomes; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; increasing regulatory and compliance requirements; any tax law changes and related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and tax matters in the United States and in the other countries in which we do business; the potential effect of other world or local events or other events outside our control (such as the conflict between Russia and Ukraine, conflict in the Middle East, escalating tensions between China and Taiwan or China and the United States, changes in energy prices, terrorism, global health epidemics and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2022 Form 10-K.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	Sep 30,	Oct 1,	Sep 30,	Oct 1,
	2023	2022	2023	2022
Net sales	$1,023,947	$1,123,848	$4,210,305	$3,811,368
Cost of sales	927,231	1,016,743	3,815,751	3,464,139
Gross profit	96,716	107,105	394,554	347,229
Operating expenses:
Selling and administrative expenses	43,383	44,791	175,640	167,023
Restructuring and other charges	—	—	23,094	2,021
Operating income	53,333	62,314	195,820	178,185
Other income (expense):
Interest expense	(8,130)	(5,544)	(31,542)	(15,858)
Interest income	847	454	3,138	1,305
Miscellaneous, net	347	(282)	(6,403)	(5,329)
Income before income taxes	46,397	56,942	161,013	158,303
Income tax expense	6,136	6,485	21,919	20,060
Net income	$40,261	$50,457	$139,094	$138,243
Earnings per share:
Basic	$1.47	$1.82	$5.04	$4.96
Diluted	$1.44	$1.78	$4.95	$4.86
Weighted average shares outstanding:
Basic	27,475	27,710	27,582	27,862
Diluted	27,972	28,293	28,114	28,439

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)
	Sep 30,	Oct 1,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$256,233	$274,805
Restricted cash	421	665
Accounts receivable	661,542	737,696
Contract assets	142,297	138,540
Inventories	1,562,037	1,602,783
Prepaid expenses and other	49,693	61,633
Total current assets	2,672,223	2,816,122
Property, plant and equipment, net	492,036	444,705
Operating lease right-of-use assets	69,363	65,134
Deferred income taxes	62,590	39,075
Other assets	24,960	28,189
Total non-current assets	648,949	577,103
Total assets	$3,321,172	$3,393,225

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$240,205	$273,971
Accounts payable	646,610	805,583
Advanced payments from customers	760,351	779,286
Accrued salaries and wages	94,099	88,876
Other accrued liabilities	71,402	58,473
Total current liabilities	1,812,667	2,006,189
Long-term debt and finance lease obligations, net of current portion	190,853	187,776
Accrued income taxes payable	31,382	42,019
Long-term operating lease liabilities	38,552	33,628
Deferred income taxes	4,350	6,327
Other liabilities	28,986	21,555
Total non-current liabilities	294,123	291,305
Total liabilities	2,106,790	2,297,494
Shareholders’ equity:
Common stock	543	541
Additional paid-in-capital	661,270	652,467
Common stock held in treasury	(1,134,429)	(1,093,483)
Retained earnings	1,711,328	1,572,234
Accumulated other comprehensive loss	(24,330)	(36,028)
Total shareholders’ equity	1,214,382	1,095,731
Total liabilities and shareholders’ equity	$3,321,172	$3,393,225

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	Sep 30,	Jul 1,	Oct 1,	Sep 30,	Oct 1,
	2023	2023	2022	2023	2022
Operating income, as reported	$53,333	$28,204	$62,314	$195,820	$178,185
Operating margin, as reported	5.2%	2.8%	5.5%	4.7%	4.7%

Non-GAAP adjustments:
Restructuring costs (1)	—	8,865	—	8,865	2,021
Other non-recurring charges (2)	—	14,229	—	14,229	—
Adjusted operating income	$53,333	$51,298	$62,314	$218,914	$180,206
Adjusted operating margin	5.2%	5.0%	5.5%	5.2%	4.7%

Net income, as reported	$40,261	$15,799	$50,457	$139,094	$138,243

Non-GAAP adjustments:
Restructuring costs, net of tax (1)	—	7,920	—	7,920	1,809
Other non-recurring charges, net of tax (2)	—	13,346	—	13,346	—
Adjusted net income	$40,261	$37,065	$50,457	$160,360	$140,052

Diluted earnings per share, as reported	$1.44	$0.56	$1.78	$4.95	$4.86

Non-GAAP per share adjustments:
Restructuring costs, net of tax (1)	—	0.28	—	0.28	0.06
Other non-recurring charges, net of tax (2)	—	0.48	—	0.47	—
Adjusted diluted earnings per share	$1.44	$1.32	$1.78	$5.70	$4.92

(1)
During the twelve months ended September 30, 2023, restructuring costs of $8.9 million, or $7.9 million net of taxes, were incurred for employee severance costs associated with a reduction in the Company's workforce as well as a lease agreement termination.

During the twelve months ended October 1, 2022, restructuring and impairment charges of $2.0 million, or $1.8 million net of taxes, were incurred for employee severance costs associated with a facility transition in the Company's APAC region.

(2)
During the twelve months ended September 30, 2023, a one-time, non-recurring charge of $14.2 million, or $13.3 million net of taxes, was incurred for an arbitration decision regarding a contractual matter in the Company's EMEA region.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Twelve Months Ended		Nine Months Ended		Twelve Months Ended
	Sep 30,		Jul 1,		Oct 1,
	2023		2023		2022
Operating income, as reported		$195,820		$142,487		$178,185
Restructuring and other charges	+	23,094	+	23,094	+	2,021
Adjusted operating income		$218,914		$165,581		$180,206
			÷	3
				$55,194
			x	4
Adjusted annualized operating income		$218,914		$220,776		$180,206
Adjusted effective tax rate	x	13%	x	13%	x	13%
Tax impact		28,459		28,701		23,427
Adjusted operating income (tax-effected)		$190,455		$192,075		$156,779

Average invested capital	÷	$1,425,626	÷	$1,423,003	÷	$1,207,357
ROIC		13.4%		13.5%		13.0%
Weighted average cost of capital	-	9.0%	-	9.0%	-	9.3%
Economic return		4.4%		4.5%		3.7%

Average Invested Capital Calculations	Sep 30,	Jul 1,	Apr 1,	Dec 31,	Oct 1,
	2023	2023	2023	2022	2022
Equity	$1,214,382	$1,184,362	$1,182,382	$1,150,259	$1,095,731
Plus:
Debt and finance lease obligations - current	240,205	304,781	294,011	329,076	273,971
Operating lease obligations - current (1)	8,363	8,772	8,358	8,878	7,948
Debt and finance lease obligations - long-term	190,853	187,468	188,730	187,272	187,776
Operating lease obligations - long-term	38,552	40,515	31,257	32,149	33,628
Less:
Cash and cash equivalents	(256,233)	(252,965)	(269,664)	(247,880)	(274,805)
	$1,436,122	$1,472,933	$1,435,074	$1,459,754	$1,324,249

Average Invested Capital Calculations	Jul 2,	Apr 2,	Jan 1,	Oct 2,
	2022	2022	2022	2021
Equity	$1,058,190	$1,040,591	$1,044,095	$1,028,232
Plus:
Debt and finance lease obligations - current	250,012	222,393	151,417	66,313
Operating lease obligations - current (1)	8,640	9,266	9,507	9,877
Debt and finance lease obligations - long-term	184,707	186,069	187,075	187,033
Operating lease obligations - long-term	32,270	34,347	36,343	37,970
Less:
Cash and cash equivalents	(276,608)	(307,964)	(217,067)	(270,172)
	$1,257,211	$1,184,702	$1,211,370	$1,059,253

(1)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.